UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2013

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2021 Notes Indenture

General

On July 18, 2013, MagnaChip Semiconductor Corporation (the “Company”) issued $225,000,000 aggregate principal amount of its 6.625% Senior Notes due 2021 (the “2021 Notes”) pursuant to an indenture, dated July 18, 2013 (the “Indenture”), between the Company, as issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”).

The 2021 Notes were offered and sold in a private transaction either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

The 2021 Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future senior unsecured indebtedness. The 2021 Notes will not be guaranteed by any of the Company’s subsidiaries except in the future under certain limited circumstances.

The 2021 Notes bear interest at a rate of 6.625% per annum. The Company will pay interest on the 2021 Notes semi-annually on January 15 and July 15, beginning January 15, 2014, to holders of record on the preceding January 1 and July 1. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The 2021 Notes will mature on July 15, 2021.

Optional Redemption

At any time prior to July 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2021 Notes issued under the Indenture (including additional notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.625% of the principal amount of the 2021 Notes redeemed, plus accrued and unpaid interest and special interest (as defined in the Indenture), if any, to the date of redemption (subject to the rights of holders of 2021 Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of a Qualifying Equity Offering (defined in the Indenture); provided that: (a) at least 65% of the aggregate principal amount of 2021 Notes originally issued under the Indenture (including additional notes but excluding 2021 Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (b) the redemption occurs within 90 days of the date of the closing of such Qualifying Equity Offering.

At any time prior to July 15, 2017, the Company may on any one or more occasions redeem all or a part of the 2021 Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2021 Notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and special interest, if any, to the date of redemption, subject to the rights of holders of 2021 Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the 2021 Notes will not be redeemable at the Company’s option prior to July 15, 2017.

On or after July 15, 2017, the Company may on any one or more occasions redeem all or a part of the 2021 Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the 2021 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of holders of 2021 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	103.313%
2018	101.656%
2019 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2021 Notes or portions thereof called for redemption on the applicable redemption date.

Change of Control.

If a change of control occurs (pursuant to the Indenture), the Company must offer to repurchase the 2021 Notes at a repurchase price equal to 101% of the principal amount of the 2021 Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

Asset Sale Proceeds.

If the Company sell assets under certain circumstances (pursuant to the Indenture), the Company must offer to repurchase the 2021 Notes with excess proceeds from such asset sales at a repurchase price equal to 100% of the principal amount of the 2021 Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

Covenants.

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things:

•	pay dividends, redeem stock, make payments with respect to subordinated indebtedness, or make other restricted payments;

•	incur additional indebtedness or issue preferred stock;

•	create liens;

•	make certain investments;

•	consolidate, merge or dispose of all or substantially all of our assets, taken as a whole;

•	sell or otherwise transfer or dispose of assets, including equity interests of subsidiaries;

•	enter into sale-leaseback transactions;

•	enter into transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions and qualifications described in the Indenture. Certain of these restrictive covenants will terminate if the 2021 Notes are rated investment grade at any time.

Registration Rights Agreement

In connection with the issuance of the 2021 Notes, the Company and the representative for the initial purchasers of the 2021 Notes entered into an exchange and registration rights agreement (the “Registration Rights Agreement”), dated July 18, 2013. The Registration Rights Agreement requires the Company to (a) file a registration statement on or prior to 180 days after the closing of the 2021 Notes offering with respect to an offer to exchange the unregistered 2021 Notes for an identical series of notes registered under the Securities Act, (b) cause the registration statement to become effective on or prior to 270 days after the closing of the 2021 Notes offering; and (c) consummate the exchange offer within 30 business days after the registration statement has become effective. In addition, the Registration Rights Agreement provides that the Company will, in some circumstances, file a “shelf registration statement” that would allow some or all of the 2021 Notes to be offered to the public in the United States. If we do not comply with the foregoing obligations under the Registration Rights Agreement, we will be required to pay special interest to the holders of the 2021 Notes.

Copies of the Indenture and the Registration Rights Agreement are filed with this current report on Form 8-K as Exhibits 4.1 and 10.1, and are incorporated by reference as though fully set forth herein. The foregoing descriptions of the Indenture and the Registration Rights Agreement are summaries only and are qualified in their entirety by the complete text of each of such documents.

Item 1.02.	Termination of a Material Definitive Agreement.

Satisfaction and Discharge of 2018 Notes Indenture

The net proceeds from the offering and sale of the 2021 Notes described above in Item 1.01 were used, together with cash on hand, to fund the redemption of all of the Company’s subsidiaries’ outstanding 10.500% Senior Notes due 2018, including applicable premium and accrued interest to the date of redemption. On July 18, 2013, the Company’s subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company (collectively, the “Existing Issuers”), irrevocably instructed the trustee under the April 9, 2010 indenture (the “2018 Notes Indenture”) governing the Existing Issuers’ 10.500% Senior Notes due 2018 (the “2018

Notes”) to issue a notice calling for redemption all of the Existing Issuers’ outstanding 2018 Notes on August 19, 2013. The 2018 Notes will be redeemed pursuant to the Existing Issuers’ rights under the 2018 Notes Indenture to redeem the 2018 Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (defined in the 2018 Notes Indenture), plus accrued and unpaid interest to, but not including, the date of redemption. The 2018 Notes will be redeemed in accordance with the terms of the 2018 Notes and the 2018 Notes Indenture.

As a result of the delivery of the irrevocable notice of redemption of the 2018 Notes issued by the trustee on July 18, 2013, and the deposit by the Existing Issuers with the trustee of funds in an amount sufficient to pay the redemption price on the 2018 Notes in full on the redemption date, the 2018 Notes Indenture and obligations under the 2018 Notes were terminated in full in accordance with the satisfaction and discharge provisions of such indenture, subject only to customary surviving provisions of the 2018 Notes Indenture with respect of the payment of fees owed to the trustee and indemnity.

$203.7 million aggregate principal amount of the Existing Issuers’ 2018 Notes are currently outstanding, bear interest at a rate of 10.5% per annum, and were scheduled to mature on April 15, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

4.1	Indenture, dated as of July 18, 2013, between MagnaChip Semiconductor Corporation, as issuer, and Wilmington Trust, National Association, as trustee.

10.1	Exchange and Registration Rights Agreement, dated as of July 18, 2013, between MagnaChip Semiconductor Corporation and Barclays Capital Inc., as representative for the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: July 18, 2013	By:	/s/ Margaret Sakai
Margaret Sakai
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of July 18, 2013, between MagnaChip Semiconductor Corporation, as issuer, and Wilmington Trust, National Association, as trustee.

10.1	Exchange and Registration Rights Agreement, dated as of July 18, 2013, between MagnaChip Semiconductor Corporation and Barclays Capital Inc., as representative for the initial purchasers.